EXHIBIT 99.1

           CERTIFICATION PURSUANT TO 18 U.S.C. SUBSECTION 1350
              AS ADOPTED PURSUANT TO SUBSECTION 906 OF THE
                       SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Reports of Universal Broadband Communications Inc., a Nevada Corporation (the "Company"), on Form 10-QSB for the period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark T. Ellis, President(chief executive officer) and I, Stephen A. Garcia, (chief Financial officer ) of the Company, certify , pursuant to 18 U.S.C. Subsection 1350, as adopted pursuant to Subsection 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



               By /s/ MARK T. ELLIS
                 ---------------------------------
                 Mark T. Ellis
                 President (chief executive officer) of
                 Universal Broadband Communications, Inc.




               By /s/ STEPHEN A. GARCIA
                 ---------------------------------
                 Stephen A. Garcia
                 CFO (chief financial officer) of
                 Universal Broadband Communications, Inc.